UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2026

Sight Sciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40587	80-0625749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4040 Campbell Avenue Suite 100
Menlo Park, California		94025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877 266-1144

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SGHT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 29, 2026, Sight Sciences, Inc. (the “Company”) entered into that certain Second Amendment to Multi-Tenant Space Lease (the “Second Amendment”) with Deerfield Campbell, LLC (the “Lessor”), for the Company’s headquarters located at 4040 Campbell Avenue (Suites 100 and 120), Menlo Park, California 94025. The Second Amendment amends that certain Multi-Tenant Space Lease, dated February 5, 2021, and that certain Commencement Date/Acceptance Agreement, dated August 1, 2021, between the Company and Lessor, as amended pursuant to that certain First Amendment to Multi-Tenant Space Lease, effective as of December 15, 2023, between the Company and Lessor (collectively, the “Existing Lease”). Pursuant to the Second Amendment, the term of the Existing Lease will be extended for a period of twenty-six (26) months commencing on November 1, 2026 and expiring on December 31, 2028. The base monthly rent for the twenty-six (26) month extension period will be as follows:

Period	Base Monthly Rent Amount
November 1, 2026 through December 31, 2026	-0- abated during this period
January 1, 2027 through October 31, 2027	$44,915.45
November 1, 2027 through October 31, 2028	$46,214.21
November 1, 2028 through December 31, 2028	$47,621.20

The foregoing description of the Second Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full and complete text of the Second Amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sight Sciences, Inc.

Date:	February 3, 2026	By:	/s/ James Rodberg
James Rodberg Chief Financial Officer (Principal Financial and Accounting Officer)